UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026

Nuveen Churchill BDC V
(Exact name of registrant as specified in its charter)

Delaware	000-56757	39-6933681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 1, 2026, Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (“PCAP”), completed its previously announced acquisition of substantially all of the assets of Nuveen Churchill BDC V (the “Fund”), a Delaware statutory trust (the “Transaction”). The Transaction was completed pursuant to a Purchase and Sale Agreement, dated April 1, 2026 (the “Purchase Agreement”), by and between the Fund, as seller, and PCAP, as buyer. The Board of Trustees of each of the Fund (the “Fund Board”) and PCAP (the “PCAP Board”), including all of the respective trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund or PCAP, approved the Purchase Agreement and the Transaction contemplated thereby, consistent with Rule 17a-8 under the 1940 Act. In addition, the Purchase Agreement and the Transaction contemplated thereby were approved by the Fund’s shareholders at a virtual meeting held on April 30, 2026.

The Fund and PCAP are affiliated business development companies that are externally managed by Churchill Asset Management LLC (“Churchill”) and Churchill PCIF Advisor LLC (“PCAP Adviser”), respectively, each of which is a Delaware limited liability company controlled by Nuveen, LLC, the investment management division of the Teachers Insurance and Annuity Association of America. Churchill also serves as a sub-adviser to PCAP under an investment sub-advisory agreement by and between PCAP Adviser and Churchill, pursuant to which PCAP Adviser has delegated substantially all of its daily portfolio management obligations under PCAP's investment advisory agreement to Churchill. Further, the same individuals who serve as trustees on the Fund Board also serve as trustees on the PCAP Board, except that the PCAP Board includes one additional trustee who is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of PCAP who does not serve on the Fund Board.

Pursuant to the Purchase Agreement, at the Effective Time (as defined in the Purchase Agreement), PCAP delivered to the Fund an aggregate purchase price of $346,954,197 (the “Purchase Price”), equal to the net asset value of the Fund as of April 29, 2026, at which time the Fund sold, transferred, assigned and conveyed to PCAP substantially all of its assets, and PCAP assumed all of the Fund’s liabilities, including $511,000,000 of indebtedness outstanding under the Fund’s credit facility.

PCAP funded the Purchase Price with $337,313,101 of borrowings under its credit facilities with Bank of America and the Bank of Nova Scotia. Of the aggregate Purchase Price, $9,641,096 was settled on a net basis.

The foregoing summary description of the Purchase Agreement and the Transaction contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2026, the terms of which are incorporated herein by reference. Further, the information set forth in the Fund’s Current Report on Form 8-K filed on April 2, 2026 and the Fund’s Definitive Proxy Statement on Schedule 14A filed on April 22, 2026 is incorporated into this Item 2.01 by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 30, 2026, the Fund held a virtual special meeting of shareholders (the “Special Meeting”). Shareholders of record at the close of business on April 1, 2026 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were 13,479,560 common shares of beneficial interest of the Fund (the “Shares”) outstanding and entitled to vote. A quorum consisting of 13,479,560 Shares were present or represented by proxy at the Special Meeting. At the Special Meeting, shareholders were asked to consider and vote upon the following proposals: (1) to adopt the Purchase Agreement and approve the Transaction contemplated thereby (the “Transaction Proposal”); and (2) to authorize the Fund Board to withdraw the Fund’s election to be regulated as a BDC under the 1940 Act (the “Withdrawal Proposal”).

The Transaction Proposal and the Withdrawal Proposal were each approved by the Fund’s shareholders at the Special Meeting. The final voting results for each of the proposals submitted to a vote of shareholders at the Special Meeting are set forth below.

Proposal 1 – Approval of the Transaction Proposal

The Transaction Proposal was approved by the following vote:

Votes For	Votes Against	Abstain
13,479,560	0	0

Proposal 2 – Approval of the Withdrawal Proposal

The Withdrawal Proposal was approved by the following vote:

Votes For	Votes Against	Abstain
13,479,560	0	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill BDC V

Date: May 6, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President